UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2013

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.01                                           Changes in Control of Registrant.

On May 10, 2013, American International Group, Inc. (“AIG”), AIG Capital Corporation (“Seller”), a wholly-owned direct subsidiary of AIG and the sole shareholder of International Lease Finance Corporation (the “Company”), and Jumbo Acquisition Limited (“Purchaser”) entered into an amendment (the “Amendment”) to the Share Purchase Agreement, dated as of December 9, 2012, by and among Seller, AIG and Purchaser (the “Share Purchase Agreement”) relating to the sale of up to 90.0% of the Company’s common stock by Seller to Purchaser (the “Transaction”).  The Amendment extends by one month, to June 14, 2013, the date on which any of AIG, Seller or Purchaser may terminate the Share Purchase Agreement if the closing of the Transaction has not yet occurred. The transaction is expected to close during the second quarter of 2013, subject to required regulatory approvals and customary closing conditions.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference in its entirety into this Item 5.01. The Company previously filed the Share Purchase Agreement as Exhibit 2.1 to its Current Report on Form 8-K filed on December 10, 2012.

Item 9.01                                           Financial Statements and Exhibits.

The following exhibit is included with this report.

(d)                                 Exhibits.

Exhibit No.	Description

2.1

Amendment No. 1 to Share Purchase Agreement, dated as of May 10, 2013, among American International Group, Inc., AIG Capital Corporation and Jumbo Acquisition Limited (filed as an exhibit to AIG’s Current Report on Form 8-K (file no. 001-8787) filed on May 13, 2013 and incorporated herein by reference).

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
By:	Elias Habayeb
Senior Vice President & Chief Financial Officer

DATED:  May 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1

Amendment No. 1 to Share Purchase Agreement, dated as of May 10, 2013, among American International Group, Inc., AIG Capital Corporation and Jumbo Acquisition Limited (filed as an exhibit to AIG’s Current Report on Form 8-K (file no. 001-8787) filed on May 13, 2013 and incorporated herein by reference).